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                                                                    EXHIBIT 16.1

                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]

September 29, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth street NW
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the statements in the Experts section of Amendment No. 2 to Registration Statement No. 333-43208 on Form S-1 of Adaytum Software, Inc. (formerly Adaytum KPS Software Limited) to be filed with the Securities and Exchange Commission on or about September 29, 2000.

Yours truly,

/s/ Deloitte & Touche LLP